Exhibit 99.1

For immediate release
August 13, 2025
Star Equity Holdings, Inc. Announces 2025 Second Quarter Financial Results
Q2 2025 revenues increased ~76% to $23.7 million and gross profit increased ~182% to $6.3 million
Generated Adjusted EBITDA of $7.0 million
Quarter-end Building Solutions backlog stands at $25.7 million

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star” or the “Company”), a diversified holding company, reported today its financial results for the second quarter (Q2) ended June 30, 2025. All 2025 and 2024 amounts in this release are unaudited.
Q2 2025 Financial Highlights vs. Q2 2024 (unaudited)
•Revenues increased by 75.8% to $23.7 million from $13.5 million.
•Gross profit increased by 182.2% to $6.3 million from $2.2 million.
•Net income was $3.5 million (or $1.08 per basic and $1.07 per diluted share) compared to net loss of $3.8 million (or $1.19 loss per basic and diluted share).
•Non-GAAP adjusted net income was $6.0 million (or $1.87 per basic and $1.86 per diluted share) compared to net loss of $0.9 million (or $0.29 loss per basic and diluted share).
•Non-GAAP adjusted EBITDA was a gain of $7.0 million versus a loss of $0.5 million.

Year-to-Date 2025 Financial Highlights vs. Year-to-Date 2024 (unaudited)
•Revenues increased by 62.1% to $36.6 million from $22.6 million.
•Gross profit increased by 147.7% to $9.4 million from $3.8 million.
•Net income was $2.3 million (or $0.71 per basic and $0.71 per diluted share) compared to a net loss of $6.0 million (or $1.90 loss per basic and diluted share).
•Non-GAAP adjusted net income was $4.3 million (or $1.35 per basic and $1.34 per diluted share) compared to a net loss of $2.3 million (or $0.73 loss per basic and diluted share).
•Non-GAAP adjusted EBITDA was a gain of $6.2 million versus a loss of $1.6 million.

“In the second quarter of 2025, consolidated revenues increased by 76% due to strong Building Solutions division performance as well as the inclusion of revenues from the acquisitions of Timber Technologies Solutions (“TT”) and Alliance Drilling Tools (“ADT”),” commented Rick Coleman, Chief Executive Officer. “Second quarter 2025 Building Solutions overall revenues increased substantially compared to the same quarter last year driven by multiple large commercial projects produced and delivered in the quarter. Looking forward, our quarter-end Building Solutions backlog, representing orders under contract, remains strong at $25.7 million, which makes us optimistic the division will show strong second half and full-year 2025 performance. Lastly, our Energy Services division quarterly performance was robust despite challenging macroeconomic conditions, and we continue to be pleased with the integration of the ADT business and team into our holding company platform.”
Jeff Eberwein, Executive Chairman of the Board of Directors, noted, “I’m pleased to report that Star’s second quarter results include $5.8 million in adjusted EBITDA from our Investments Division, mainly due to a $5.5 million realized gain on Star Equity Fund’s investment in Servotronics, which was acquired by TransDigm at the end of Q2. This successful investment marked a watershed win for Star Equity Fund, the public investments arm of our Investments division.”
Mr. Eberwein added, “In May 2025, Star Equity signed a definitive merger agreement with Hudson Global, Inc. (Nasdaq: HSON) (the “Merger”). The completion of the Merger is subject to the approval of the shareholders of both the Company and Hudson, with both meetings scheduled for August 21, 2025. The NewCo created via the Merger is expected to create considerable value for Star Equity shareholders due to increased scale, further diversification of revenue streams, and the elimination of redundant public company costs.”

Revenues
The Company’s Q2 2025 revenues increased 75.8% to $23.7 million from $13.5 million in Q2 2024.

Revenues in $ thousands	Q2 2025	Q2 2024	% change	6M 2025	6M 2024	% change
Building Solutions	$20,384	$13,483	51.2%	$32,502	$22,601	43.8%
Energy Services	3,324	—	N/M	4,130	—	N/M
Investments	158	194	(18.6)%	316	382	(17.3)%
Intersegment elimination	(158)	(194)	(18.6)%	(316)	(382)	(17.3)%
Total Revenues	$23,708	$13,483	75.8%	$36,632	$22,601	62.1%
Q2 2025 and 6M 2025 Building Solutions revenue increased by 51.2% and 43.8%, respectively, from the prior year, primarily due to increased revenues at KBS. The inclusion of a full quarter of revenues from TT, acquired on May 17, 2024, also contributed to strong division performance. Q2 2025 results also included approximately $3.3 million in revenues from ADT which were not included in the prior year period.
Our Building Solutions segment backlog of $25.7 million and strong sales pipeline indicate continued strong demand for new projects. Although the revenue impact and timing are uncertain, customer feedback gives us confidence in our ability to convert pipeline opportunities into signed contracts adding to our backlog in the coming months.
Gross Profit

Gross profit (loss) in $ thousands	Q2 2025	Q2 2024	% change	6M 2025	6M 2024	% change
Building Solutions	$5,243	$2,229	135.2%	$8,172	$3,907	109.2%
Building Solutions gross margin	25.7%	16.5%	9.2%	25.1%	17.3%	7.8%
Energy Services	1,084	—	N/M	1,366	—	N/M
Energy Services gross margin	32.6%	—%	N/M	33.1%	—%	N/M
Investments	84	181	(53.6)%	167	265	(37.0)%
Intersegment elimination	(158)	(194)	(18.6)%	(316)	(382)	(17.3)%
Total gross profit	$6,253	$2,216	182.2%	$9,389	$3,790	147.7%
Total gross margin	26.4%	16.4%	10.0%	25.6%	16.8%	8.8%
Q2 2025 and 6M 2025 Building Solutions gross profit increased 135.2% and 109.2%, respectively, versus the same period last year primarily due to the inclusion of revenues from TT and ADT as well as improved gross profit and gross margin at KBS.
Operating Expenses
On a consolidated basis, Q2 2025 sales, general and administrative (“SG&A”) expenses increased by $1.1 million, or 20.2%, versus the prior year period, while as a percentage of revenue SG&A decreased in Q2 2025 to 27.1% versus 39.6% in Q2 2024. The major driver of this increase in Q2 2025 was the inclusion of SG&A from ADT and, to a lesser extent, TT, (full quarter in Q2 2025 versus partial quarter in Q2 2024) as well as increased M&A expenses in Q2 2025 versus Q2 2024.
Net Income
Q2 2025 net income was $3.5 million, or $1.08 per basic and $1.07 per diluted share, compared to a net loss of $3.8 million, or $1.19 loss per basic and diluted share in the same period in the prior year. Q2 2025 non-GAAP adjusted net income was $6.0 million, or $1.87 per basic and $1.86 per diluted share, compared to non-GAAP adjusted net loss of $0.9 million, or $0.29 loss per basic and diluted share, in the prior year period.
Year-to-date 2025 net income was $2.3 million or $0.71 per basic and $0.71 per diluted share, compared to net loss of $6.0 million, or $1.90 loss per basic and diluted share, in the same period in the prior year. Year-to-date 2025 non-GAAP adjusted net income was $4.3 million, or $1.35 per basic and $1.34 per diluted share, compared to adjusted net loss of $2.3 million, or $0.73 loss per basic and diluted share, in the prior year period.
Non-GAAP Adjusted EBITDA
Q2 2025 non-GAAP adjusted EBITDA was a gain of $7.0 million versus a loss of $0.5 million in the same quarter of the prior year, primarily due to realized gains on securities at our Investments Division. Year-to-date 2025 non-GAAP adjusted EBITDA was a gain of $6.2 million, compared to a loss of $1.6 million in year-to-date 2024, primarily due to realized gains on securities at our Investments Division and higher margins at our Building Solutions division.

Operating Cash Flow
Q2 2025 cash flow from operations was an outflow of $1.7 million, compared to an outflow of $1.9 million for Q2 2024. 6M 2025 cash flow from operations was an outflow of $1.1 million, compared to an outflow of $4.3 million for 6M 2024. The operating cash flow improvement is attributable to favorable results from operations, particularly in our Building Solutions division, and strong accounts receivable collections. Subsequent to quarter-end in early July, the cash from our “Receivable from brokers” was received and will therefore be recorded as operating cash flow in the third quarter of 2025.
Operations Dashboard

Building Solutions Division

(USD in thousands)	Q2 2024(1)	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Beginning Backlog(2)	$14,806	$13,957	$19,567	$17,190	$27,913
(+) New Orders	$12,635	$19,273	$14,718	$22,841	$18,223
(-) Recognized Revenue	$13,483	$13,663	$17,095	$12,118	$20,398
Ending Backlog	$13,957	$19,567	$17,190	$27,913	$25,739
(1) Includes impact of TT from date of acquisition on May 17, 2024.
(2) Backlog defined as future revenue under contract.
Share Repurchase Program
On August 7, 2024, the Company’s board of directors authorized a new stock repurchase program under which the Company is authorized to repurchase up to $1.0 million of its issued and outstanding shares of common stock. The Company repurchased 73,855 shares for $279 thousand under this program in 2024. Under the program, the Company had remaining authorization to repurchase up to $721 thousand of its issued and outstanding shares of common stock as of June 30, 2025.
Preferred Stock Dividends
In Q2 2025, the Company’s board of directors declared a cash dividend to holders of our Series A Preferred Stock of $0.25 per share, for an aggregate amount of approximately $0.7 million. The record date for this dividend was June 1, 2025, and the payment date was June 10, 2025.
NOL Carryforward
As of December 31, 2024, Star had $44.6 million of U.S. federal and $17.6 million of state net operating losses (“NOLs”), which the Company considers to be a valuable asset for its stockholders. Certain of these NOLs will expire in 2025 through 2044 unless previously utilized. In order to protect the value of the NOLs for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of the Company’s common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star common stock, or who already own more than 4.99% of Star common stock and wish to increase their holdings, may only acquire additional shares with the Board’s prior written approval.
Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on August 13, 2025 to discuss the results and management’s outlook. The call may be accessed by dialing (833) 630-1956 (toll free) or (412) 317-1837 (international), five minutes prior to the scheduled start time and referencing Star Equity. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@theequitygroup.com.

Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.
This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are “net income (loss),” “net income (loss) per basic and diluted share,” and “cash flows from operating activities.” The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, unrealized gain (loss) on equity securities and lumber derivatives, litigation costs, transaction costs, financing costs, interest income, impairment of cost method investment, loss/gain on equity method investment, recruitment fee, and income tax adjustments. Further excluded in the measure of adjusted EBITDA are stock-based compensation, interest, depreciation, and amortization.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 13, 2025.

About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with three divisions: Building Solutions, Energy Services, and Investments.
Building Solutions
Our Building Solutions division operates in three businesses: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.
Energy Services
Our Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.
Investments
Our Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as pertains to (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, (ii) projections of income, EBITDA, earnings per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the cyclical nature of our operating businesses, the Company’s debt and its ability to repay, refinance, or incur additional debt in the future; the Company’s need for a significant amount of cash to service, repay the debt, and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations; the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand its business operations; the liability and compliance costs regarding environmental regulations; the lack of product diversification; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to timely obtain stockholder approval for the transaction, if at all; uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of the Company and Hudson to consummate the proposed Merger; risks related to the Company’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; risks related to the market price of the Company’s common stock relative to the value suggested by the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; risks related to the inability of the combined company to success operate as a combined business; risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; the Company’s ability to consummate successful acquisitions and execute related integration; general economic and financial market conditions; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This press release reflects management’s views as of the date presented.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. Therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
Participants in the Solicitation
Star, Hudson, and their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies from Star’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about Star’s directors and officers is available in Star’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025, and in subsequent documents filed with the SEC.

Information about the directors and executive officers of Hudson is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 14, 2025, and in subsequent documents filed with the SEC. Additional information has been made available to you regarding the persons who may be deemed participants in the proxy solicitations and their direct and indirect interests (by security holdings or otherwise) in the Merger in a registration statement on Form S-4 (the “Registration Statement”) which was declared effective by the SEC on July 22, 2025, and the joint proxy statement/prospectus of Star and Hudson contained therein (the “Proxy Statement/Prospectus”), which was disseminated to stockholders beginning on or about July 23, 2025. Instructions on how to obtain free copies of this document and, the Registration Statement and Proxy Statement/Prospectus, are set forth below in the section headed “Additional Information and Where to Find It”.
This press release relates to the proposed merger transaction involving Star and Hudson and may be deemed to be solicitation material in respect of the proposed merger transaction. This press release is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or for any other document that Star may file with the SEC and or send to its stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF STAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STAR, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS.
No Offer or Solicitation
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Additional Information and Where to Find It
Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and other documents filed by Star or Hudson with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Star with the SEC will also be available free of charge on Star’s website at https://www.starequity.com. You may obtain free copies of this document as described above.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati
Chief Executive Officer	Senior Vice President
203-489-9508	212-836-9611
rick.coleman@starequity.com	lcati@theequitygroup.com
(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (In thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Building Solutions**	$20,384	$13,483	$32,502	$22,601
Energy Services	3,324	—	4,130	—
Investments	—	—	—	—
Total revenues	23,708	13,483	36,632	22,601

Cost of revenues:
Building Solutions**	15,141	11,254	24,330	18,694
Energy Services	2,240	—	2,764	—
Investments	74	13	149	117
Total cost of revenues	17,455	11,267	27,243	18,811

Gross profit	6,253	2,216	9,389	3,790

Operating expenses:
Selling, general and administrative	6,420	5,339	11,679	9,433
Amortization of intangible assets	785	590	1,509	1,032
Total operating expenses	7,205	5,929	13,188	10,465

Income (loss) from operations	(952)	(3,713)	(3,799)	(6,675)

Other income (expense):
Other income (expense), net	4,940	(334)	4,439	65
Interest income (expense), net	(80)	221	(98)	595
Total other income (expense), net	4,860	(113)	4,341	660

Income (loss) before income taxes	3,908	(3,826)	542	(6,015)
Income tax benefit (provision)	(457)	39	1,733	4
Net Income (loss)	3,451	(3,787)	2,275	(6,011)
Dividend on Series A perpetual preferred stock	(673)	(479)	(1,152)	(958)
Net income (loss) attributable to common shareholders	$2,778	$(4,266)	$1,123	$(6,969)

Net income (loss) per share
Basic*	$1.08	$(1.19)	$0.71	$(1.90)
Diluted*	$1.07	$(1.19)	$0.71	$(1.90)
Net income (loss) per share, attributable to common shareholders
Basic*	$0.87	$(1.34)	$0.35	$(2.20)
Diluted*	$0.86	$(1.34)	$0.35	$(2.20)
Weighted-average common shares outstanding ***
Basic*	3,205	3,172	3,212	3,170
Diluted*	3,214	3,172	3,222	3,170

Dividends declared per share of Series A perpetual preferred stock	$0.25	$0.25	$0.50	$0.50
*Earnings per share may not add due to rounding
**Formerly known as Construction
***All share amounts reflect 1 for 5 reverse stock split effective June 14, 2024, retroactively

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (In thousands, except share amounts)

	June 30, 2025 (unaudited)	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$1,861	$4,003
Restricted cash	1,608	1,628
Investments in equity securities	1,763	3,368
Lumber derivative contracts	13	—
Receivable from brokers	6,684	—
Accounts receivable, net of allowances of $369 and $360, respectively	11,698	8,048
Note receivable, current portion	300	335
Inventories, net	9,207	5,397
Other current assets	2,051	1,635
Total current assets	35,185	24,414
Property and equipment, net	16,653	10,207
Operating lease right-of-use assets, net	8,184	8,289
Intangible assets, net	20,399	18,930
Goodwill	9,922	8,453
Long term investments	1,217	2,140
Notes receivable	9,124	8,876
Other assets	1,730	1,739
Total assets	$102,414	$83,048

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$4,230	$2,603
Accrued liabilities	6,718	1,974
Accrued compensation	1,686	1,141
Accrued warranty	50	49
Lumber derivative contracts	—	7
Deferred revenue	3,007	2,523
Short-term debt	7,345	3,911
Operating lease liabilities	227	241
Finance lease liabilities	21	21
Total current liabilities	23,284	12,470
Long-term debt, net of current portion	6,988	7,405
Deferred tax liabilities	1,129	334
Operating lease liabilities, net of current portion	8,392	8,483
Finance lease liabilities, net of current portion	8	20
Total liabilities	39,801	28,712

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference ($10.00 per share), 2,690,637 and 1,915,637 shares issued and outstanding at June 30, 2025 and December 31, 2024 (Liquidation preference: $26,033,140 and $18,988,390 as of June 30, 2025 and December 31, 2024, respectively)	26,033	18,988
Series C Preferred stock, $0.0001 par value; 25,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,225,545 and 3,201,502 shares issued and outstanding (net of treasury shares) at June 30, 2025 and December 31, 2024, respectively *	2	2
Treasury stock, at cost; 125,625 and 125,625 shares at June 30, 2025 and December 31, 2024, respectively *	(6,007)	(6,007)
Additional paid-in capital	158,837	159,880
Accumulated deficit	(116,252)	(118,527)

Total stockholders’ equity	62,613	54,336
Total liabilities and stockholders’ equity	$102,414	$83,048
*All share amounts reflect 1 for 5 reverse stock split effective June 14, 2024, retroactively

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$3,451	$(3,787)	$2,275	$(6,011)
Acquired intangible amortization	785	590	1,509	1,032
Unrealized loss (gain) on equity securities (1)	(44)	303	180	75
Unrealized loss (gain) on lumber derivatives (2)	44	(1)	(20)	19
Litigation costs	143	46	143	55
Transaction costs related to sale (3)	1	(9)	1	92
Transaction costs related to mergers and acquisitions (4)	503	112	965	544
Earn-out for acquisition	15	—	15	—
Purchase accounting adjustment (5)	—	574	—	574
Impairment of cost method investment	371	1,290	432	1,290
Loss (gain) on equity method investment	240	—	491	—
One time recruiting fee	—	—	36	—
Financing costs (6)	23	7	35	15
Income tax (benefit) provision	457	(39)	(1,733)	(4)
Non-GAAP adjusted net income (loss)	$5,989	$(914)	$4,329	$(2,319)

Net income (loss) per basic share	$1.08	$(1.19)	$0.71	$(1.90)
Acquired intangible amortization	0.24	0.19	0.47	0.33
Unrealized loss (gain) on equity securities (1)	(0.01)	0.10	0.06	0.02
Unrealized loss (gain) on lumber derivatives (2)	0.01	—	(0.01)	0.01
Litigation costs	0.04	0.01	0.04	0.02
Transaction costs related to sale (3)	—	—	—	0.03
Transaction costs related to mergers and acquisitions (4)	0.16	0.04	0.30	0.17
Earn-out for acquisition	—	—	—	—
Purchase accounting adjustment(5)	—	0.18	—	0.18
Impairment of cost method investment	0.12	0.41	0.13	0.41
Loss (gain) on equity method investment	0.07	—	0.15	—
One time recruiting fee	—	—	0.01	—
Financing costs (6)	0.01	—	0.01	—
Income tax (benefit) provision	0.14	(0.01)	(0.54)	—
Non-GAAP adjusted net income (loss) per basic share (7)	$1.87	$(0.29)	$1.35	$(0.73)
Non-GAAP adjusted net income (loss) per diluted share (7)	$1.86	$(0.29)	$1.34	$(0.73)
(1)Reflects adjustments for any unrealized gains or losses in equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)Reflects transaction costs related to the sale of the Healthcare Division.
(4)Reflects transaction costs related to potential mergers and acquisitions.
(5)Reflects the TT purchase accounting adjustments related to the fair value of inventory and earn-out that impacted net income.
(6)Reflects financing costs from our credit facilities.
(7)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited) (In thousands)

For The Three Months Ended June 30, 2025	Building Solutions	Energy Services	Investments	Star Equity Corporate	Total

Net income (loss)	$1,086	$16	$5,125	$(2,776)	$3,451
Depreciation and amortization	965	417	74	8	1,464
Interest (income) expense	163	97	(166)	(14)	80
Income tax (benefit) provision	—	—	—	457	457
EBITDA	2,214	530	5,033	(2,325)	5,452

Unrealized loss (gain) on equity securities (1)	—	—	(44)	—	(44)
Unrealized loss (gain) on lumber derivatives (2)	44	—	—	—	44
Interest income(3)	—	—	231	—	231
Litigation costs	—	—	—	143	143
Stock-based compensation	11	—	—	52	63
Earn-out for acquisition	15	—	—	—	15
Transaction costs related to sale (4)	—	—	—	1	1
Transaction costs related to mergers and acquisitions (5)	—	—	—	503	503
Impairment of cost method investment	—	—	371	—	371
Loss (gain) on equity method investment	—	—	240	—	240
Financing costs 6)	18	—	—	5	23
Non-GAAP adjusted EBITDA	$2,302	$530	$5,831	$(1,621)	$7,042

For The Three Months Ended June 30, 2024	Building Solutions	Energy Services	Investments	Star Equity Corporate	Total

Net income (loss)	$(1,115)	$—	$(1,265)	$(1,407)	$(3,787)
Depreciation and amortization	774	—	13	8	795
Interest (income) expense	138	—	(199)	(160)	(221)
Income tax (benefit) provision	—	—	—	(39)	(39)
EBITDA	(203)	—	(1,451)	(1,598)	(3,252)

Unrealized loss (gain) on equity securities (1)	—	—	303	—	303
Unrealized loss (gain) on lumber derivatives (2)	(1)	—	—	—	(1)
Interest income(3)	—	—	360	—	360
Litigation costs	—	—	—	46	46
Stock-based compensation	14	—	—	56	70
Transaction costs related to sale (4)	—	—	—	(9)	(9)
Transaction costs related to mergers and acquisitions (5)	—	—	—	112	112
Purchase accounting adjustment (6)	574	—	—	—	574
Impairment of cost method investment	—	—	1,290	—	1,290
Financing costs (7)	7	—	—	—	7
Non-GAAP adjusted EBITDA	$391	$—	$502	$(1,393)	$(500)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)We allocate all corporate interest income to the Investments Division.
(4)Reflects transaction costs related to the sale of the Healthcare Division.
(5)Reflects transaction costs related to potential mergers and acquisitions.
(6)Reflects the TT purchase accounting adjustments related to the fair value of inventory and earn-out that impacted net income.
(7)Reflects financing costs from our credit facilities.

For The Six Months Ended June 30, 2025	Building Solutions	Energy Services	Investments	Star Equity Corporate	Total

Net income (loss)	$222	$24	$4,777	$(2,748)	$2,275
Depreciation and amortization	1,978	600	149	19	2,746
Interest (income) expense	345	96	(321)	(22)	98
Income tax (benefit) provision	—	—	—	(1,733)	(1,733)
EBITDA	2,545	720	4,605	(4,484)	3,386

Unrealized loss (gain) on equity securities (1)	—	—	180	—	180
Unrealized loss (gain) on lumber derivatives (2)	(20)	—	—	—	(20)
Interest income (3)	—	—	446	—	446
Litigation costs	—	—	—	143	143
Stock-based compensation	22	—	—	92	114
Earn-out for acquisition	15	—	—	—	15
Transaction costs related to sale (4)	—	—	—	1	1
Transaction costs related to mergers and acquisitions (5)	—	—	—	965	965
Impairment of cost method investment	—	—	432	—	432
Loss (gain) on equity method investment	—	—	491	—	491
One time recruiting fee	36	—	—	—	36
Financing costs (7)	26	—	—	9	35
Non-GAAP adjusted EBITDA	$2,624	$720	$6,154	$(3,274)	$6,224

For The Six Months Ended June 30, 2024	Building Solutions	Energy Services	Investments	Star Equity Corporate	Total

Net income (loss)	$(2,040)	$—	$(802)	$(3,169)	$(6,011)
Depreciation and amortization	1,341	—	117	25	1,483
Interest expense	174	—	(390)	(379)	(595)
Income tax (benefit) provision	—	—	—	(4)	(4)
EBITDA	(525)	—	(1,075)	(3,527)	(5,127)

Unrealized loss (gain) on equity securities (1)	—	—	75	—	75
Unrealized loss (gain) on lumber derivatives (2)	19	—	—	—	19
Interest Income (3)	—	—	770	—	770
Litigation costs	—	—	—	55	55
Stock-based compensation	24	—	—	104	128
Transaction costs related to sale (4)	—	—	—	92	92
Transaction costs related to mergers and acquisitions (5)	—	—	—	544	544
Purchase accounting adjustment (6)	574	—	—	—	574
Impairment of cost method investment	—	—	1,290	—	1,290
Financing costs (7)	15	—	—	—	15
Non-GAAP adjusted EBITDA	$107	$—	$1,060	$(2,732)	$(1,565)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)We allocate all corporate interest income to the Investments Division.
(4)Reflects transaction costs related to the sale of the Healthcare Division.
(5)Reflects transaction costs related to potential mergers and acquisitions.
(6)Reflects the TT purchase accounting adjustments related to the fair value of inventory and earn-out that impacted net income.
(7)Reflects financing costs from our credit facilities.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited) (In thousands)
A summary of the Company’s credit facilities are as follows:

	June 30, 2025		December 31, 2024
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Austin ADT	$1,846	9.25%	$—	—%
Revolving Credit Facility - Premier EBGL	3,584	8.00%	2,156	8.75%
Revolving Credit Facility - KeyBank KBS	—	—%	—	—%
Total Short-term Revolving Credit Facilities	$5,430	8.42%	$2,156	8.75%

Austin - ADT Term Loan	$160	9.25%	$—	—%
Term Loan Secured by Mortgage	355	7.50%	355	7.50%
Bridgewater - TT Term Loan	1,400	7.85%	1,400	7.85%
Total Short-term debt	$7,345	8.29%	$3,911	8.30%

Austin - ADT Term Loan, net of current portion	$439	9.25%	$—	—%
Term Loan Secured by Mortgage, net of current portion	2,472	7.50%	2,625	7.50%
Bridgewater - TT Term Loan, net of current portion	4,077	7.85%	4,780	7.85%
Long Term Debt, net of current portion	$6,988	7.81%	$7,405	7.73%

Total Debt	$14,333	7.67%	$11,316	7.93%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited) (In thousands)

	Building Solutions	Energy Services	Investments	Corporate and Intersegment eliminations	Total
For the Three Months Ended June 30, 2025
Revenues	$20,384	$3,324	$158	$(158)	$23,708
Cost of revenues	15,141	2,240	74	—	17,455
Gross profit	5,243	1,084	84	(158)	6,253
Selling, general and administrative	3,286	877	84	2,173	6,420
Amortization of intangible assets	687	98	—	—	785
Net income (loss) from operations	$1,270	$109	$—	$(2,331)	$(952)

EBITDA, unaudited	$2,214	$530	$5,033	$(2,325)	$5,452
Depreciation and amortization	(965)	(417)	(74)	(8)	(1,464)
Interest income (expense), net	(163)	(97)	166	14	(80)
Income tax benefit (provision)	—	—	—	(457)	(457)
Net Income (loss)	$1,086	$16	$5,125	$(2,776)	$3,451

	Building Solutions	Energy Services	Investments	Corporate and Intersegment eliminations	Total
For the Three Months Ended June 30, 2024
Revenues	$13,483	$—	$194	$(194)	$13,483
Cost of revenues	11,254	—	13	—	11,267
Gross profit	2,229	—	181	(194)	2,216
Selling, general and administrative	2,481	—	1,372	1,486	5,339
Amortization of intangible assets	590	—	—	—	590
Net income (loss) from operations	$(842)	$—	$(1,191)	$(1,680)	$(3,713)

EBITDA, unaudited	$(203)	$—	$(1,451)	$(1,598)	$(3,252)
Depreciation and amortization	(774)	—	(13)	(8)	(795)
Interest income (expense), net	(138)	—	199	160	221
Income tax benefit (provision)	—	—	—	39	39
Net Income (loss)	$(1,115)	$—	$(1,265)	$(1,407)	$(3,787)

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited) (In thousands)

	Building Solutions	Energy Services	Investments	Corporate and Intersegment eliminations	Total
For the Six Months Ended June 30, 2025
Revenues	$32,502	$4,130	$316	$(316)	$36,632
Cost of revenues	24,330	2,764	149	—	27,243
Gross profit	8,172	1,366	167	(316)	9,389
Selling, general and administrative	6,194	1,151	134	4,200	11,679
Amortization of intangible assets	1,411	98	—	—	1,509
Income (loss) from operations	$567	$117	$33	$(4,516)	$(3,799)

EBITDA, unaudited	$2,545	$720	$4,605	$(4,484)	$3,386
Depreciation and amortization	(1,978)	(600)	(149)	(19)	(2,746)
Interest income (expense), net	(345)	(96)	321	22	(98)
Income tax benefit (provision)	—	—	—	1,733	1,733
Net Income (loss)	$222	$24	$4,777	$(2,748)	$2,275

	Building Solutions	Energy Services	Investments	Corporate and Intersegment eliminations	Total
For the Six Months Ended June 30, 2024
Revenues	$22,601	$—	$382	$(382)	$22,601
Cost of revenues	18,694	—	117	—	18,811
Gross profit	3,907	—	265	(382)	3,790
Selling, general and administrative	4,615	—	1,412	3,406	9,433
Amortization of intangible assets	1,032	—	—	—	1,032
Income (loss) from operations	$(1,740)	$—	$(1,147)	$(3,788)	$(6,675)

EBITDA, unaudited	$(525)	$—	$(1,075)	$(3,527)	$(5,127)
Depreciation and amortization	(1,341)	—	(117)	(25)	(1,483)
Interest income (expense), net	(174)	—	390	379	595
Income tax benefit (provision)	—	—	—	4	4
Net Income (loss)	$(2,040)	$—	$(802)	$(3,169)	$(6,011)